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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8 - K

                                 CURRENT REPORT


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 13, 1998
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                                C.H. Heist Corp.
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               (Exact name of registrant as specified in charter)



          New York                     0-7907                 16-0803301
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      (State or other                (Commission              (IRS Employer
      jurisdiction of                File Number)           Identification No.)
      incorporation)



810 North  Belcher Road, Clearwater, Florida                      33765
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 (Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code  (813) 461-5656
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(Former name or former address, if changed since last report)





                                Exhibit Index: 3
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Item 2:          Acquisition or Disposition of Assets

         On April 13, 1998, Ablest Service Corp. ("Ablest"), a wholly owned subsidiary of C.H. Heist Corp. ("Company"), acquired the technical staffing service business of Milestone Technologies, Inc., an Arizona corporation, ("Milestone") pursuant to a Stock Purchase Agreement ("Purchase Agreement"). Ablest intends to continue to operate Milestone as a separate company.

         Pursuant to the Purchase Agreement, Ablest purchased 100% of the common stock of Milestone from its shareholders for approximately $6.6 million paid in cash at closing and agreed to pay additional consideration based on the achievement of certain pre-established earning targets for 1998. The purchase price was determined through negotiations and is expected to be assigned to the fair value of the assets and liabilities acquired with the excess being assigned to various intangible assets, primarily goodwill. Ablest used funds available to it under the Company's revolving line of credit to fund the cash paid at closing.

         The two former shareholders of Milestone and Ablest have entered into two-year employment agreements providing certain base and incentive compensation. Each shareholder of Milestone has also agreed not to compete with Ablest for three years from the date of closing.





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Item 7:          Financial Statements, Pro Forma Information and Exhibits


(a), (b) Separate, audited financial statements for Milestone Technologies Inc. and pro forma statements for the Company were not available at the time of this filing and will be filed under cover of Form 8 within 60 days.

(c)              Exhibits                                                 Pages

        99.1     Stock Purchase Agreement between Ablest, Milestone
                 Technologies Inc. and its Shareholders dated
                 December 1, 1997.                                        A1-A23





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                                           SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   April  24, 1998


                                        C. H. Heist Corp.
                                        (Registrant)





                                        /s/ Mark P. Kashmanian
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                                        Mark P. Kashmanian
                                        Treasurer, Chief Accounting
                                        Officer





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